Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, as amended (No. 333-133663), the Registration Statement on Form S-8 (No. 333-174239) and the Registration Statement on Form S-3 (No. 333-174888) of Tim Hortons Inc. of our report dated February 27, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Canada

February 27, 2012